UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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______________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2026
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Suja Life, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-43273	39-4779189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3831 Ocean Ranch Blvd.
Oceanside,	CA	92056
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 879-7852
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	SUJA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2026, the Board of Directors (the “Board”) of Suja Life, Inc. (the “Company”) increased the size of the Board from seven to nine members and appointed Robert B. Engel and Zahir Ibrahim to the Board, effective immediately. Mr. Engel will serve as a Class I director until the Company’s Annual Meeting of Stockholders to be held in 2027, and Mr. Ibrahim will serve as a Class II director until the Company’s Annual Meeting of Stockholders to be held in 2028, and in each case until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Concurrently with his appointment as director, Mr. Engel was appointed as a member of the Audit Committee of the Board.
Mr. Engel currently serves as Chief Executive Officer and Managing Director of BLT Advisory Services, LLC, a boutique advisory firm he founded in 2017 which provides guidance for business transformation, brand building, governance, business and leadership succession, and leadership development, serves on the board of directors of Allient Inc. (NASDAQ: ALNT), and as a Chairman of the Board of Alaska Power & Telephone (OTC: APTL) and its majority owned subsidiary, SeaLink Networks, Inc. Prior to BLT Advisory Services, Mr. Engel had over a 30-year career in the banking industry, including 17 years at CoBank, ACB, serving first as President and Chief Operating Officer and subsequently promoted to President and Chief Executive Officer, and 14 years at HSBC Bank USA, where he served in positions of increasing responsibility, ultimately serving as the Chief Banking Officer. Prior to moving to the banking industry, Mr. Engel began his public accounting career with Deloitte & Touche, and then KPMG.

Mr. Ibrahim most recently served as Chief Financial Officer of BARK, Inc. (NYSE: BARK). Before BARK, he served as Chief Financial Officer and Chief Administrative Officer of Do Good Foods, and prior to that he served as Chief Financial Officer of KIND through its sale to Mars in 2020. Before KIND, he was Chief Financial Officer of Annie’s, Inc., then listed on the NYSE, through its sale to General Mills. Earlier, Mr. Ibrahim held several roles at Molson Coors Brewing Company (NYSE: TAP), culminating as Vice President, Controller and Chief Accounting Officer. He trained as a Chartered Accountant with KPMG.

Each of Mr. Engel and Mr. Ibrahim was designated for appointment to the Board by certain affiliates of Paine Schwartz Partners, LLC (the “Principal Stockholder”) pursuant to that certain Director Designation Agreement, dated as of May 8, 2026, by and among the Company and the Principal Stockholder (the “Director Designation Agreement”).
There are no current or proposed transactions in which Mr. Engel or Mr. Ibrahim has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure under Item 404(a) of Regulation S-K.

Mr. Engel and Mr. Ibrahim will receive compensation for their service on the Board in accordance with the Company’s Non-Employee Director Compensation Policy consisting of an annual cash retainer equal to $75,000 and an annual award of restricted stock units with a grant date fair value of $100,000 prorated to account for their time of service.
In connection with the Board appointments, the Company entered into an indemnification agreement with each of Mr. Engel and Mr. Ibrahim in a form consistent with the indemnification agreements entered into with the Company’s other directors and previously filed by the Company.

Item 7.01     Regulation FD Disclosure.
On October 20, 2026, the Company issued a press release announcing the Board appointments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
The information furnished in the press release and incorporated into this Item 5.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release dated October 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 20, 2026	Suja Life, Inc.

	By:	/s/ Maria Stipp
Name: Maria Stipp
Title: Chief Executive Officer